UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2019

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 395-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2019 (the Closing Date), EQM Midstream Partners, LP (EQM), a subsidiary of Equitrans Midstream Corporation (ETRN), entered into that certain Term Loan Agreement (the Term Loan Agreement), among EQM, as borrower, Toronto Dominion (Texas) LLC, as administrative agent, and the lenders party thereto, providing for a three (3) year unsecured term loan facility in an aggregate principal amount of $1,400,000,000. There are no guarantors under the Term Loan Agreement. The initial term loans are not subject to scheduled amortization or mandatory prepayment prior to maturity.

The initial term loans under the Term Loan Agreement were borrowed in full on the Closing Date and EQM may use the proceeds (i) to pay fees, costs and expenses in connection with the Term Loan Agreement, (ii) for working capital, capital expenditures, distributions, unit repurchases, investments, acquisitions, and capital contributions, (iii) for repayment or refinancing of debt (including, but not limited to, debt under EQM's existing revolving credit agreement) and (iv) for other lawful partnership purposes.

The Term Loan Agreement has an uncommitted accordion feature that allows for EQM to request incremental term loans up to an aggregate principal amount of $300 million in additional borrowings under the facility. The exercise of additional borrowings is subject to obtaining additional commitments from existing lenders or commitments from new lenders and the satisfaction of certain other specified conditions.

The initial term loans provided under the Term Loan Agreement mature on August 16, 2022, unless the maturity date of any such loan is extended according to the terms of the Term Loan Agreement.

Under the Term Loan Agreement, EQM can elect to have outstanding loans bear interest as Base Rate Loans (as defined in the Term Loan Agreement) or Eurodollar Rate Loans (as defined in the Term Loan Agreement). Base Rate Loans bear interest at a base rate plus a margin of 0.000% to 0.750% determined on the basis of EQM’s then current credit rating. Eurodollar Rate Loans bear interest at a Eurodollar Rate (as defined in the Term Loan Agreement) plus a margin of 1.000% to 1.750% determined on the basis of EQM’s then current credit rating. EQM may voluntarily prepay its borrowings under the Term Loan Agreement, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate Loans.

The Term Loan Agreement contains certain representations, warranties, covenants and events of default. Among other negative covenants, the Term Loan Agreement includes (i) a restriction on the ability of EQM and certain of its subsidiaries to incur or permit liens on assets, (ii) the establishment of a maximum consolidated leverage ratio of not more than 5.00 to 1.00 (or not more than 5.50 to 1.00 for certain measurement periods following the consummation of certain acquisitions), (iii) a restriction on EQM and certain of its subsidiaries participating in certain transactions with affiliates, (iv) a limitation on certain changes to the nature of the business engaged in by EQM and certain of its subsidiaries, (v) certain restrictions related to mergers and other fundamental changes, (vi) a restriction on the ability of EQM and certain of its subsidiaries on making dispositions of all or substantially all of the assets of EQM and certain of its subsidiaries taken as a whole, and (vii) a restriction on the ability of EQM or certain of its subsidiaries to incur new debt, in each case and as applicable, subject to certain specified exceptions. The Term Loan Agreement contains certain specified events of default, including, among others: (i) failure to make certain payments (subject to specified grace periods in some cases), (ii) failure to observe covenants (subject to specified grace periods in some cases), (iii) cross-defaults to certain other material debt, (iv) certain specified insolvency or bankruptcy events and (v) the occurrence of a change of control event, in each case, the occurrence of which would allow the lenders to accelerate EQM's payment obligations under the Term Loan Agreement.

The foregoing description of the Term Loan Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Term Loan Agreement and the transactions contemplated by the Term Loan Agreement and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Certain of the lenders under the Term Loan Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and/or investment banking services for EQM, ETRN and/or their respective affiliates, for which they have received or may receive customary fees and expenses. Certain affiliates of such lenders have acted, and may in the future act, as underwriters, agents, arrangers or lenders, as applicable, in respect of certain of ETRN’s and/or its affiliates’ debt or equity issuances or credit facilities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Term Loan Agreement, dated as of August 16, 2019, by and among EQM Midstream Partners, LP, as borrower, Toronto Dominion (Texas) LLC, as administrative agent, and the lenders party thereto.
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equitrans Midstream Corporation

Date: August 19, 2019	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title	Senior Vice President and Chief Financial Officer